Exhibit 99.1

EXECUTION VERSION

DIRECTOR APPOINTMENT AND NOMINATION AGREEMENT

This Director Appointment and Nomination Agreement, dated March 18, 2018 (this “Agreement”), is by and among the persons and entities listed on Schedule A (collectively, the “Icahn Group”, and each individually a “member” of the Icahn Group) and Newell Brands Inc. (the “Company”). In consideration of and reliance upon the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1.	Board Representation and Board Matters.

(a)	The Company and the Icahn Group agree as follows:

(i)	on the date of this Agreement, the Company shall take all necessary action to procure and accept the resignation of each of Thomas Clarke, Scott Cowen, Michael Cowhig and Raymond Viault from the Board of Directors of the Company (the “Board”) and to appoint Patrick Campbell (the “New Independent Director”) and each of Brett Icahn, Courtney Mather and Andrew Langham (collectively the “Icahn Designees” and each an “Icahn Designee”) to the fill the resulting vacancies effective immediately;

(ii)	as long as the Icahn Group has not materially breached this Agreement and failed to cure such breach within five business days of written notice from the Company specifying any such breach, the Company agrees that the Company’s slate of nominees for election to the Board at the 2018 annual meeting of stockholders of the Company (the “2018 Annual Meeting”) will consist only of the following 11 individuals (collectively, the “2018 NWL Slate”): the New Independent Director, each of the Icahn Designees, Michael Polk, Steven Strobel, Michael Todman, James Craigie, Debra Crew, Judith Sprieser and one other individual (who shall not be an employee of any member of the Icahn Group) designated by Icahn and approved by the Board, such approval not to be unreasonably withheld, conditioned or delayed (the “Additional New Independent Director” and together with the New Independent Director, the “New Independent Directors”); provided, however, that should any of the foregoing nominees on the 2018 NWL Slate other than the Icahn Designees or the New Independent Directors resign from the Board or be rendered unable to, or refuse to, be appointed to, or for any other reason fail to serve or is not serving, on the Board, the Company shall be entitled to nominate a replacement to be elected to the Board at the 2018 Annual Meeting.

(iii)

the Company shall use reasonable best efforts to cause the election of the Icahn Designees and the New Independent Directors nominated by the Company at the 2018 Annual Meeting (including recommending that the Company’s stockholders vote in favor of the election of the Icahn Designees and the New Independent Directors, including the Icahn

Designees and the New Independent Directors in the Company’s proxy statement and proxy card for the 2018 Annual Meeting and otherwise supporting the Icahn Designees and the New Independent Directors for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate);

(iv)	that as a condition to the Icahn Designees’ appointment to the Board, the Icahn Designees agree to provide to the Company, prior to nomination and appointment and on an on-going basis while serving as a member of the Board, such information and materials as the Company routinely receives from other members of the Board or as is required to be disclosed in proxy statements under applicable law or as is otherwise reasonably requested by the Company from time-to-time from all members of the Board in connection with the Company’s legal, regulatory, auditor or stock exchange requirements, including a completed D&O Questionnaire in the form separately provided to the Icahn Group (the “Nomination Documents”);

(v)	that should any Icahn Designee or New Independent Director resign from the Board (other than, in the case of an Icahn Designee, as required by Section 1(c)) or be rendered unable to, or refuse to, be appointed to, or for any other reason fail to serve or is not serving, on the Board (other than as a result of not being nominated by the Company for an annual meeting of stockholders subsequent to the 2018 Annual Meeting), as long as the Icahn Group has not materially breached this Agreement and failed to cure such breach within five business days of written notice from the Company specifying any such breach, the Icahn Group shall be entitled to designate, and the Company shall cause to be added as a member of the Board and/or as a nominee on the 2018 NWL Slate, as applicable, a replacement that is approved by the Board, such approval not to be unreasonably withheld, conditioned or delayed (an “Acceptable Person”) (and if such proposed designee is not an Acceptable Person, the Icahn Group shall be entitled to continue designating a recommended replacement until such proposed designee is an Acceptable Person) (a “Replacement”). Any such Replacement who becomes a Board member in replacement of any Icahn Designee or New Independent Director shall be deemed to be an Icahn Designee or New Independent Director, as applicable, for all purposes under this Agreement. For the avoidance of doubt, in no event will the Board be required to approve any individual employed by any member of the Icahn Group as a Replacement for any New Independent Director;

(vi)

that for any annual meeting of stockholders subsequent to the 2018 Annual Meeting, the Company shall notify the Icahn Group in writing no less than thirty-five (35) calendar days before the advance notice deadline set forth in the Company’s By-Laws whether the Icahn Designees and the New Independent Directors will be nominated by the Company for

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election as directors at such annual meeting and, if the Icahn Designees and the New Independent Directors are to be so nominated, shall use reasonable best efforts to cause the election of the Icahn Designees and the New Independent Directors so nominated by the Company (including recommending that the Company’s stockholders vote in favor of the election of the Icahn Designees and the New Independent Directors, including the Icahn Designees and the New Independent Directors in the Company’s proxy statement and proxy card for such annual meeting and otherwise supporting the Icahn Designees and the New Independent Directors for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate);

(vii)	that as of the date of this Agreement, the Company represents and warrants that, prior to the Board appointing the Icahn Designees and the New Independent Director as directors and prior to the effectiveness of the resignations contemplated by Section 1(a)(i), the Board is composed of nine (9) directors and that there are no vacancies on the Board. The Company agrees that: (A) from and after the date of this Agreement until the 2018 Annual Meeting, so long as an Icahn Designee is a member of the Board, without the approval of the Icahn Designees who are then members of the Board, the Board shall not increase the size of the Board above nine (9) directors, each having one vote on all matters (it being understood that the Icahn Designees shall consent to and approve an increase in the size of the Board to eleven (11) for purposes of nominating the 2018 NWL Slate for election at the 2018 Annual Meeting); and (B) from and after the date of the 2018 Annual Meeting, so long as an Icahn Designee is a member of the Board, without the approval of the Icahn Designees who are then members of the Board, the Board shall not increase the size of the Board above eleven (11) directors, each having one vote on all matters;

(viii)

that from and after the date of this Agreement, so long as an Icahn Designee is a member of the Board: (1) the Board shall not form an Executive Committee or any other committee with functions similar to those customarily granted to an Executive Committee; (2) the Board shall not form any new committee without offering to at least one Icahn Designee the opportunity to be a member of such committee (provided, however that if such committee has more than three (3) members then two Icahn Designees shall be offered to be appointed to such committee (to the extent there are two or more Icahn Designees then on the Board)); and (3) with respect to any Board consideration of appointment and employment of executive officers, mergers, acquisitions of material assets, dispositions of material assets, or other extraordinary transactions, such consideration, and voting with respect thereto, shall take place only at the full Board level or in committees of which one of the Icahn Designees is a member. Each of the Icahn Designees confirms that he or she will in good faith

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consider recusal from such portions of Board or committee meetings, if any, involving actual conflicts between the Company and the Icahn Group. Based upon the representation provided by the Icahn Group in Section 6 of this Agreement, the Company acknowledges and agrees that the Icahn Designees do not have a material relationship with the Company as such term is used in Section 303A.02 of the New York Stock Exchange Listed Company Manual (the “NYSE Manual”) by virtue of the Icahn Group’s beneficial ownership of Common Shares as of the date of this Agreement;

(ix)	that, to the extent permitted by law and the Company’s existing insurance coverage, from and after the date of this Agreement, the Icahn Designees shall be covered by the same indemnification and insurance provisions and coverage as are applicable to the individuals that are currently directors of the Company;

(x)	concurrently with their appointments to the Board pursuant to Section 1(a)(i) or, in the case of the Additional New Independent Director, election to the Board pursuant to Section 1(a)(ii), the Board will appoint: (1) Courtney Mather as Chairman of the Finance Committee of the Board, which shall not have more than four (4) members; (2) Brett Icahn to the Finance Committee; (3) Patrick Campbell and the Additional New Independent Director (if the Additional New Independent Director is qualified) to the Audit Committee of the Board; (4) Courtney Mather and Brett Icahn to the Organizational Development & Compensation Committee of the Board, which shall not have more than four (4) members; and (5) Andrew Langham and the Additional New Independent Director to the Nominating/Governance Committee of the Board, which shall not have more than four (4) members; and

(xi)	concurrently with his appointment to the Board pursuant to Section 1(a)(i), the Board will appoint the New Independent Director as the independent, non-executive Chairman of the Board (it being understood and agreed that the Board shall not have an Executive Chairman or any other Chairman other than the New Independent Director) and from and after such appointment, so long as at least two Icahn Designees are members of the Board, the Board shall not appoint any other person as Chairman without the approval of at least one of the Icahn Designees who are then members of the Board, such approval not to be unreasonably withheld, conditioned or delayed.

(b)

At all times from the date of this Agreement through the termination of their service as a member of the Board, each of the Icahn Designees shall comply with all written policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members and of which the Icahn Designees have been provided written copies in advance (or which have been filed with the Securities and Exchange Commission or posted on the Company’s website), including but not limited to the Company’s code of business conduct and ethics, standards of

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business conduct, securities trading policies, insider trading policy, directors confidentiality policy, directors’ code of conduct, and corporate governance guidelines, and preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees (except as permitted in the confidentiality agreement to be entered into pursuant to Section 4 of this Agreement). For the avoidance of doubt, without limiting the applicability of relevant laws, the Company agrees that such policies, procedures, processes, codes, rules, standards and guidelines shall not be applicable to, or deemed to apply or extend to, the any member (individual or entity) of the Icahn Group (other than their application to each of the Icahn Designees).

(c)	Any provision in this Agreement to the contrary notwithstanding, if at any time after the date of this Agreement, the Icahn Group, together with all controlled Affiliates of the members of the Icahn Group (such controlled Affiliates, collectively and individually, the “Icahn Affiliates”), ceases collectively to beneficially own (as defined in Rule 13d-3 promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), an aggregate Net Long Position (X) in at least 3.0% of the total outstanding shares of common stock, par value $1.00 per share, of the Company (“Common Shares”) (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), (1) the Icahn Group shall cause one of the Icahn Designees who is employed by a member of the Icahn Group as of the date of this Agreement (or their Replacement) to promptly tender his or her resignation from the Board and any committee of the Board on which he or she then sits and (2) the Company shall have no further obligations under this Section 1 with respect to more than two Icahn Designees, or (Y) in at least 1.5% of the total outstanding Common Shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), (1) the Icahn Group shall cause each Icahn Designee who is employed by a member of the Icahn Group as of the date of this Agreement (or their Replacement) to promptly tender his or her resignation from the Board and any committee of the Board on which he or she then sits and (2) the Company shall have no further obligations under this Section 1 with respect to more than one Icahn Designee. The Icahn Group shall, upon request, keep the Company regularly apprised of the Net Long Position of the Icahn Group and the Icahn Affiliates to the extent that such position differs from the ownership positions publicly reported on the Icahn Group’s Schedule 13D and amendments thereto. For purposes of this Agreement: the term “Net Long Position” shall mean: such Common Shares beneficially owned, directly or indirectly, that constitute such person’s net long position as defined in Rule 14e-4 under the Exchange Act mutatis mutandis, provided that “Net Long Position” shall not include any shares as to which such person does not have the right to vote or direct the vote or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares; and the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

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2.	Voting Agreement.

(a)	Unless the Company or the Board has: (1) breached Sections 1(a)(i), (ii), (iii), (vi) or (vii); (2) breached Sections 1(a)(viii), (ix), (x) or (xi) and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach; or (3) otherwise materially breached this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, solely in connection with the 2018 Annual Meeting, each member of the Icahn Group shall (1) cause, in the case of all Voting Securities owned of record, and (2) instruct the record owner, in the case of all shares of Voting Securities Beneficially Owned but not owned of record, directly or indirectly, by it, or by any controlled Affiliate, in each case as of the record date of the 2018 Annual Meeting, in each case that are entitled to vote at the 2018 Annual Meeting, to be present for quorum purposes and to be voted, at the 2018 Annual Meeting or at any adjournment or postponement thereof, (i) for the 2018 NWL Slate, and (ii) in favor of the appointment of the Company’s auditors. Except as provided in the foregoing sentence, the Icahn Group shall not be restricted from voting “For”, “Against” or “Abstaining” from any other proposals at any annual or special meeting.

(b)	Unless the Company or the Board has: (1) breached Sections 1(a)(vi); (2) breached Sections 1(a)(viii), (ix), (x) or (xi) and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach; or (3) otherwise materially breached this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, that for any annual meeting of stockholders subsequent to the 2018 Annual Meeting, if the Icahn Designees and the New Independent Directors have agreed in writing to be nominated for election at such annual meeting by the Board, each member of the Icahn Group shall (1) cause, in the case of all Voting Securities owned of record, and (2) instruct the record owner, in the case of all shares of Voting Securities Beneficially Owned but not owned of record, directly or indirectly, by it, or by any controlled Affiliate, in each case as of the record date of the applicable annual meeting, in each case that are entitled to vote at the annual meeting, to be present for quorum purposes and (i) to not be voted, at the annual meeting or at any adjournment or postponement thereof, for any Directors nominated by any person other than the Board, and (ii) to be voted, at the annual meeting or at any adjournment or postponement thereof, in favor of the appointment of the Company’s auditors. Except as provided in the foregoing sentence, the Icahn Group shall not be restricted from voting “For”, “Against” or “Abstaining” from any other proposals at any annual or special meeting;

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(c)	As used in this Agreement, the term “Voting Securities” shall mean the Common Shares and any other equity securities of the Company, or securities convertible into, or exercisable or exchangeable for Common Shares or such other equity securities, whether or not subject to the passage of time or other contingencies.

As used in this Agreement, the term “Beneficial Ownership” of “Voting Securities” means ownership of: (i) Voting Securities, (ii) rights or options to own or acquire any Voting Securities (whether such right or option is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such person), compliance with regulatory requirements or otherwise) and (iii) any other economic exposure to Voting Securities, including through any derivative transaction that gives any such person or any of such person’s controlled Affiliates the economic equivalent of ownership of an amount of Voting Securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of Voting Securities, or which provides such person or any of such person’s controlled Affiliates an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any increase in the value of Voting Securities, in any case without regard to whether (x) such derivative conveys any voting rights in Voting Securities to such person or any of such person’s Affiliates, (y) the derivative is required to be, or capable of being, settled through delivery of Voting Securities, or (z) such person or any of such person’s Affiliates may have entered into other transactions that hedge the economic effect of such Beneficial Ownership of Voting Securities. For purposes of this Section, no Person shall be, or be deemed to be, the “Beneficial Owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company. For purposes of this Agreement, the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act.

3.	Public Announcements. Unless otherwise agreed, no earlier than 6:30 a.m., New York City time, on the first trading day after the date of this Agreement, the Company shall announce the execution of this Agreement by means of a press release in the form attached to this Agreement as Exhibit A (the “Press Release”). The Company acknowledges that the Icahn Group intends to file this Agreement and the Press Release (if any) as an exhibit to its Schedule 13D pursuant to an amendment. The Company shall have an opportunity to review in advance any Schedule 13D filing made by the Icahn Group with respect to this Agreement and the Icahn Group shall have an opportunity to review in advance the Form 8-K to be made by the Company with respect to this Agreement.

4.

Confidentiality Agreement. The Company hereby agrees that: (i) the Icahn Designees are permitted to and may provide confidential information subject to and in accordance with the terms of the confidentiality agreement in the form attached to this Agreement as Exhibit B (the “Confidentiality Agreement”) (which the Icahn Group agrees to execute and deliver to the Company and cause the Icahn Designees to abide by) and (ii) the

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Company will execute and deliver the Confidentiality Agreement to the Icahn Group substantially contemporaneously with execution and delivery thereof by the other signatories thereto. At any time an Icahn Designee is a member of the Board, the Board shall not adopt a policy precluding members of the Board from speaking to Mr. Icahn, and the Company confirms that it will advise members of the Board that they may speak to Mr. Icahn (but subject to the Confidentiality Agreement), if they are willing to do so (but may caution them regarding specific matters, if any, that involve conflicts between the Company and the Icahn Group).

5.	Representations and Warranties of All Parties. Each of the parties represents and warrants to the other party that: (a) such party has all requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

6.	Representations and Warranties of Icahn Group. Each member of the Icahn Group jointly represents and warrants that, as of the date of this Agreement, (a) the Icahn Group (excluding the Icahn Designees) collectively Beneficially Own, an aggregate of 33,293,013 Common Shares; (b) except for such ownership, no member of the Icahn Group (excluding the Icahn Designees), individually or in the aggregate with any of its controlled Affiliates, has any other Beneficial Ownership of, and/or economic exposure to, any Voting Securities, including through any derivative transaction described in the definition of “Beneficial Ownership” above; and (c) other than the Icahn Group’s beneficial ownership of Common Shares, the Icahn Designees do not have a material relationship with the Company as such term is used in Section 303A.02 of the NYSE Manual.

7.

Miscellaneous. Following the appointment of the Icahn Designees to the Board pursuant to Section 1(a)(i), this Agreement shall thereafter terminate and be of no further force or effect at such time, if any, as (a) no Icahn Designee serves on the Board and (b) the Icahn Group is no longer entitled to designated a Replacement for any Icahn Designee. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law. Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other

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federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief and (e) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

8.	No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

9.	Entire Agreement. This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

10.	Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy and email is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:

Newell Brands Inc.

221 River Street

Hoboken, NJ 07030

Email: Bradford.Turner@newellco.com

Attention: Bradford Turner, Chief Legal and

Administrative Officer

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With copies to (which shall not constitute notice):

Jones Day

1420 Peachtree Street

Atlanta, Georgia 30309

Email: lthomas@jonesday.com

Attention: Lizanne Thomas

if to the Icahn Group:

Icahn Associates Corp.

767 Fifth Avenue, 47th Floor

New York, New York 10153

Attention: Keith Cozza

Email: KCozza@sfire.com

With a copy to (which shall not constitute notice):

Icahn Associates Corp.

767 Fifth Avenue, 47th Floor

New York, New York 10153

Attention: Louie Pastor

Email: LPastor@sfire.com

11.	Severability. If at any time subsequent to the date of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

12.	Counterparts. This Agreement may be executed (including by facsimile or PDF) in two or more counterparts which together shall constitute a single agreement.

13.	Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

14.	No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

15.	Fees and Expenses. Neither the Company, on the one hand, nor the Icahn Group, on the other hand, will be responsible for any fees or expenses of the other in connection with this Agreement.

16.	Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the

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execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “including” shall be deemed to mean “including without limitation” in all instances.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

NEWELL BRANDS INC.

By:	/s/ Bradford R. Turner
Name:	Bradford R. Turner
Title:	Chief Legal and Administrative Officer and Corporate Secretary

[Signature Page to Director Appointment and Nomination and Agreement

between Newell Brands Inc. and the Icahn Group]

CARL C. ICAHN

/s/ Carl C. Icahn
Carl C. Icahn

BRETT ICAHN

/s/ Brett Icahn
Brett Icahn

COURTNEY MATHER

/s/ Courtney Mather
Courtney Mather

ANDREW LANGHAM

/s/ Andrew Langham
Andrew Langham

HIGH RIVER LIMITED PARTNERSHIP
By:	Hopper Investments LLC, its general partner
By:	Barberry Corp., its sole member

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Secretary; Treasurer

HOPPER INVESTMENTS LLC
By:	Barberry Corp., its sole member

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Secretary; Treasurer

BARBERRY CORP.

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Secretary; Treasurer

[Signature Page to Director Appointment and Nomination and Agreement

between Newell Brands Inc. and the Icahn Group]

ICAHN PARTNERS LP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Operating Officer

ICAHN PARTNERS MASTER FUND LP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Operating Officer

ICAHN ENTERPRISES G.P. INC.

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	President; and Chief Executive Officer

ICAHN ENTERPRISES HOLDINGS L.P.
By:	Icahn Enterprises G.P. Inc., its general partner

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	President; and Chief Executive Officer

IPH GP LLC

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Operating Officer

ICAHN CAPITAL LP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Operating Officer

ICAHN ONSHORE LP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Operating Officer

[Signature Page to Director Appointment and Nomination and Agreement

between Newell Brands Inc. and the Icahn Group]

ICAHN OFFSHORE LP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Operating Officer

BECKTON CORP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Secretary; Treasurer

[Signature Page to Director Appointment and Nomination and Agreement

between Newell Brands Inc. and the Icahn Group]

SCHEDULE A

CARL C. ICAHN

BRETT ICAHN

COURTNEY MATHER

ANDREW LANGHAM

HIGH RIVER LIMITED PARTNERSHIP

HOPPER INVESTMENTS LLC

BARBERRY CORP.

ICAHN PARTNERS LP

ICAHN PARTNERS MASTER FUND LP

ICAHN ENTERPRISES G.P. INC.

ICAHN ENTERPRISES HOLDINGS L.P.

IPH GP LLC

ICAHN CAPITAL LP

ICAHN ONSHORE LP

ICAHN OFFSHORE LP

BECKTON CORP.

EXHIBIT A

[PRESS RELEASE]

News Release

Newell Brands Announces Agreement with Carl C. Icahn

Newell Brands and Carl C. Icahn Align on Company Strategy and Accelerated Transformation Plan

Company to Expand Transformation Program, Deleverage, and Strengthen Returns to Shareholders

Four New Independent Directors Appointed to the Board of Directors

Patrick D. Campbell named non-executive Chairman of the Board

HOBOKEN, NJ – March 19, 2018 – Newell Brands (NYSE: NWL) (the “Company” or “Newell Brands”) today announced that it entered into a cooperation agreement with Carl C. Icahn, Chairman of Icahn Enterprises LP (IEP), who beneficially owns approximately 6.9 percent of the Company’s outstanding shares.

As part of the agreement with Mr. Icahn, Newell Brands has agreed to appoint each of the following individuals designated by Mr. Icahn to the Newell Brands Board of Directors effective immediately: Patrick Campbell, Brett Icahn, Andrew Langham and Courtney Mather, with Mr. Campbell elected to serve as the new Chairman of the Board. These designees will serve alongside James Craigie, Debra Crew, Michael Polk, Steven Strobel and Michael Todman on the Newell Brands Board of Directors. In addition, Judith Sprieser and another independent director nominee to be designated by Mr. Icahn, and approved by the Board, will be nominated to stand for election at the 2018 Annual Meeting. Pursuant to the Agreement, Mr. Icahn has agreed to vote all of his shares in favor of the Newell Brands nominees at the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”).

In addition, Newell Brands also announced today that it has expanded its accelerated transformation plan, which remains focused on creating a company that is simpler, faster and stronger. The Company believes there are further accretive divestiture opportunities that will bring the total yield of the accelerated transformation plan to approximately $10 billion of after-tax proceeds (although the Company will only make divestitures at competitive market multiples). The Company reiterated that it will continue to execute its strategic initiatives, including:

•	Optimizing the portfolio to ensure focus on brands with attractive margins and growth potential in global categories.

•	Driving operational efficiency and simplifying operations.

•	Improving financial flexibility, increasing free cash flow productivity and returning capital to the shareholders.

•	Capitalizing on Newell’s scale and differentiated capabilities to drive market share gains through innovation, eCommerce and international deployment.

The agreement with Mr. Icahn provides that the Company’s Finance Committee, which will be chaired by Courtney Mather, will oversee, in addition to its existing responsibilities, the divestitures contemplated by the Company’s expanded accelerated transformation plan.

“We are pleased to have reached this agreement with the Newell Brands Board and I am confident that the entire company will benefit from the fresh perspectives of these new directors,” said Mr. Icahn. “IEP in the past has joined boards and greatly enhanced value for shareholders at numerous companies, including Tropicana, National Energy, Stratosphere Entertainment, Motorola, Herbalife, Hologic, eBay/PayPal, Forest Labs, Hain Celestial and Take-Two Interactive to name only a few of the many. I believe we will be successful in helping to enhance value in the same way at Newell Brands. This company has a great stable of brands, and I believe a streamlined consumer-facing portfolio will help the company focus on the most important businesses and reignite the performance in their core businesses.

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The company is significantly undervalued today, and I believe this new Board will help the management team generate significant value for shareholders, first through an expanded transformation plan and then through strengthened underlying performance. Michael Polk and the rest of the management team now have a solid strategy in place which we support and believe will result in strengthened performance over time.”

“We look forward to welcoming Patrick, Brett, Andrew and Courtney to the Newell Brands Board of Directors,” said Mr. Polk, Chief Executive Officer of Newell Brands. “Their collective expertise will complement the Board’s already-significant experience and will serve us well as we continue to execute on our accelerated transformation plan. Our agreement with Carl Icahn reflects our shared understanding of the complexity of our business and our strategy to win in the rapidly changing retail landscape. On behalf of Newell Brands, I look forward to working with our Board of Directors to strengthen financial and operational performance and advance our shared goal of creating shareholder value.”

Mr. Polk added, “I want to extend our thanks and well-wishes to our Directors who have agreed to step down in connection with the execution of this cooperation agreement. All have been steadfast and energetic supporters of the company, our business strategy and accelerated transformation plan. We are stronger for having had their leadership and counsel.”

With these immediate changes, and the expected election of Ms. Sprieser and an additional independent nominee at the 2018 Annual Meeting, Newell Brand’s Board will comprise 11 highly qualified and experienced directors, 10 of whom will be independent and all of whom will be seasoned leaders. The entire Newell Board is actively engaged and has a broad range of valuable perspectives. They bring experience in global leadership, supply chain management, finance, marketing, global brand management, legal, product development, internet and mobile media business, consumer, retail and industrial markets, manufacturing and other areas critical to Newell Brands’ business.

Goldman Sachs & Co. and Deutsche Bank Securities Inc. are acting as financial advisors to Newell Brands, and Jones Day is acting as legal counsel.

About Patrick D. Campbell

Patrick D. Campbell is the retired senior vice president and chief financial officer of 3M Company, a diversified global technology company, a position he held from 2002 to 2011. Prior to his tenure with 3M, Mr. Campbell was vice president of international and Europe for General Motors Corporation, where he served in various finance functions during his 25 years with the company. Mr. Campbell has served as a director of: Stanley Black & Decker, Inc., a tool manufacturer, since 2008 (including as lead independent director from 2013 to 2015); SPX FLOW, Inc., a manufacturer of specialty fluid components and solutions, since its spin-off from SPX Corporation in September 2015; and Herc Holdings Inc., an international provider of equipment rental and services, since its spin-off from Hertz Global Holdings, Inc. in June 2016. Mr. Campbell served as a director of SPX Corporation, a supplier of highly engineered HVAC products, detection and measurement technologies and power equipment, from March 2014 to September 2015 and a director of Solera Holdings Inc., a provider of risk and asset management software and services to the automotive and property marketplace, from October 2014 to March 2016, when it was acquired by a third party.

About Brett Icahn

Brett Icahn is currently a consultant for Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, mining, real estate and home fashion), where he exclusively provides investment advice to Carl C. Icahn with respect to the investment strategy for Icahn Enterprises’ Investment segment and with respect to capital allocation across Icahn Enterprises’ various operating subsidiaries. From 2010 to 2016, Mr. Icahn was responsible for co-executing an investment strategy across all industries as a Portfolio Manager of Icahn Capital’s Sargon Portfolio, which had an annualized return of approximately 27% during that period. From 2002 to 2010, Mr. Icahn served as an investment analyst for Icahn Capital LP and in a variety of investment advisory roles for Carl C. Icahn. Mr. Icahn was previously a director of: Nuance Communications, Inc., a provider of voice and language solutions, from October 2013 to March 2016;

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Voltari Corporation, a mobile data services provider, from January 2010 to August 2014; American Railcar Industries, Inc., a railcar manufacturing company, from January 2007 to June 2014; Cadus Corporation, a company engaged in the acquisition of real estate for renovation or construction and resale, from January 2010 to February 2014; Take-Two Interactive Software Inc., a publisher of interactive entertainment products, from April 2010 to November 2013; and The Hain Celestial Group, Inc., a natural and organic products company, from July 2010 to November 2013. American Railcar, Cadus and Voltari are each indirectly controlled by Carl C. Icahn. Carl C. Icahn also has or previously had non-controlling interests in Nuance, Hain Celestial and Take-Two through the ownership of securities. Brett Icahn is Carl C. Icahn’s son. Mr. Icahn received a B.A. from Princeton University.

About Andrew Langham

Andrew Langham has been General Counsel of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, mining, real estate and home fashion) since 2014. From 2005 to 2014, Mr. Langham was Assistant General Counsel of Icahn Enterprises. Prior to joining Icahn Enterprises, Mr. Langham was an associate at Latham & Watkins LLP focusing on corporate finance, mergers and acquisitions, and general corporate matters. Mr. Langham has been a director of: Cheniere Energy, Inc., a developer of natural gas liquefaction and export facilities and related pipelines, since 2017; Welbilt, Inc. (formerly known as Manitowoc Foodservice, Inc.), a commercial foodservice equipment manufacturer, since 2016; CVR Partners LP, a nitrogen fertilizer company, since 2015; and CVR Refining, LP, an independent downstream energy limited partnership, since 2014. Mr. Langham was previously a director of: CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, from 2014 to 2017; and Freeport-McMoRan Inc., the world’s largest publicly traded copper producer, from 2015 to 2018. CVR Partners, CVR Refining and CVR Energy are each indirectly controlled by Carl C. Icahn. Mr. Icahn also has non-controlling interests in Cheniere, Welbilt and Freeport-McMoRan through the ownership of securities. Mr. Langham received a B.A. from Whitman College, and a J.D. from the University of Washington.

About Courtney R. Mather

Courtney R. Mather, CAIA, CFA has served as Portfolio Manager of Icahn Capital, the entity through which Carl C. Icahn manages investment funds, since December 2016, and was previously Managing Director of Icahn Capital from April 2014 to November 2016. Mr. Mather is responsible for identifying, analyzing, and monitoring investment opportunities and portfolio companies for Icahn Capital. Prior to joining Icahn Capital, Mr. Mather was at Goldman Sachs & Co. from 1998 to 2012, most recently as Managing Director responsible for Private Distressed Trading and Investing, where he focused on identifying and analyzing investment opportunities for both Goldman Sachs and clients. Mr. Mather has been a director of: Conduent Incorporated, a provider of business process outsourcing services, since December 2016; Herc Holdings Inc., an international provider of equipment rental and services, since June 2016; TER Holdings I, Inc. (formerly known as Trump Entertainment Resorts, Inc.), a company engaged in the business of owning and operating casinos and resorts, since February 2016; Freeport-McMoRan Inc., the world’s largest publicly traded copper producer, since October 2015; and Ferrous Resources Limited, an iron ore mining company with operations in Brazil, since June 2015. Mr. Mather was previously a director of: Federal-Mogul Holdings Corporation, a supplier of automotive powertrain and safety components, from May 2015 to January 2017; Viskase Companies Inc., a meat casing company, from June 2015 to March 2016; American Railcar Industries, Inc., a railcar manufacturing company, from July 2014 to March 2016; CVR Refining, LP, an independent downstream energy limited partnership, from May 2014 to March 2016; and CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, from May 2014 to March 2016. TER Holdings, Ferrous Resources Limited, Federal-Mogul, American Railcar Industries, CVR Refining, CVR Energy and Viskase are each indirectly controlled by Carl C. Icahn. Mr. Icahn also has a non-controlling interest in each of Conduent, Herc Holdings, and Freeport-McMoRan through the ownership of securities. Mr. Mather received a B.A. from Rutgers College, and attended the United States Naval Academy. Mr. Mather holds the Chartered Alternative Investment Analyst (CAIA) and Chartered Financial Analyst (CFA) professional designations.

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About Newell Brands

Newell Brands (NYSE: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’ s®, Coleman®, Jostens®, Marmot®, Rawlings®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Rubbermaid Commercial Products®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo ®, First Alert®, Waddington and Yankee Candle®. For hundreds of millions of consumers, Newell Brands makes life better every day, where they live, learn, work and play.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Additional Information

In connection with Newell Brands’ 2018 Annual Meeting of Shareholders, Newell Brands will file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to the shareholders of record entitled to vote at the 2018 Annual Meeting a definitive proxy statement and other documents, including a WHITE proxy card. SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC AND WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. When filed with the SEC, the definitive proxy statement and WHITE proxy card will also be mailed to shareholders of record. Investors and other interested parties will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from Newell Brands at its website, www.newellbrands.com, or through a request in writing sent to Newell Brands at 221 River Street, Hoboken, New Jersey, 07030, Attention: General Counsel.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2018 Annual Meeting. The participants in the solicitation of proxies in connection with the 2018 Annual Meeting are currently anticipated to be the Company, Patrick D. Campbell, James R. Craigie, Debra A. Crew, Brett Icahn, Carl Icahn, Andrew Langham, Courtney R. Mather, Michael B. Polk, Judith A. Sprieser, Steven J. Strobel, Michael A. Todman, Ralph Nicoletti, Mark S. Tarchetti, William A. Burke, Bradford Turner, Nancy O’Donnell and Sofya Tsinis.

As of the date hereof, Mr. Craigie beneficially owns 3,175 shares of common stock of the Company, par value $1.00 (the “Common Stock”), which includes 1,594 shares held in trusts, 797 shares each, for the benefit of Mr. Craigie’s children. Ms. Crew beneficially owns 30 shares of Common Stock. Mr. Brett Icahn beneficially owns 500,000 shares of Common Stock, 250,000 of which he beneficially owns through a charitable foundation. Mr. Carl Icahn beneficially owns 33,293,013 shares of Common Stock, as described in a Schedule 13D filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2018. Mr. Polk beneficially owns 1,353,392 shares of Common Stock, which includes 225,872 shares of Common Stock issuable pursuant to stock options and RSUs currently exercisable or exercisable or vesting within 60 days and includes 332,925 shares held in grantor retained annuity trusts for the benefit of Mr. Polk’s children and 47,303 shares held in trust by Mr. Polk’s wife. Mr. Strobel beneficially owns 50,707 shares of Common Stock. Mr. Todman beneficially owns 54,949 shares of Common Stock. Mr. Nicoletti beneficially owns 14,788 shares of Common Stock, which includes 25 shares held in a revocable trust by Mr. Nicoletti’s wife, 193 shares in an IRA and 14,570 held in a revocable trust. Mr. Tarchetti beneficially owns 260,949 shares of Common Stock. Mr. Burke beneficially owns 175,046 shares of Common Stock. Mr. Turner beneficially owns 14,134 shares of Common Stock. Ms. O’Donnell beneficially owns 6,855 shares of Common Stock. As of the date hereof, Messrs. Campbell, Langham and Mather, Ms. Sprieser and Ms. Tsinis do not beneficially own any shares of Common Stock.

Certain information concerning these participants is also set forth in the Company’s definitive proxy statement, dated March 30, 2017, for its 2017 annual meeting of shareholders as filed with the SEC on Schedule 14A and the Company’s Current Reports, dated August 24, 2017, January 21, 2018, February 16, 2018, February 22, 2018 and March 19, 2018, as filed with the SEC on Form 8-K. Additional information regarding the interests of these participants in the solicitation of proxies in respect of the 2018 Annual Meeting and other relevant materials will be filed with the SEC when they become available.

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Caution Concerning Forward-Looking Statements

Statements in this press release, other than those of historical fact, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements generally can be identified by the use of words such as “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “will,” “should,” “would” or similar statements. The Company cautions that forward-looking statements are not guarantees because there are inherent difficulties in predicting future results. In addition, there are no assurances that the Company will complete any or all of the potential transactions, and other initiatives referenced in this release. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:

•	uncertainties regarding future actions that may be taken by Starboard Value LP (together with its affiliates, “Starboard”) in furtherance of its stated intention to nominate director candidates for election at Newell Brands’ 2018 Annual Meeting;

•	potential operational disruption caused by Starboard’s actions that may make it more difficult to maintain relationships with customers, employees or suppliers;

•	the Company’s dependence on the strength of retail, commercial and industrial sectors of the economy in various parts of the world;

•	competition with other manufacturers and distributors of consumer products;

•	major retailers’ strong bargaining power and consolidation of the Company’s customers;

•	the Company’s ability to improve productivity, reduce complexity and streamline operations;

•	the Company’s ability to develop innovative new products, to develop, maintain and strengthen end-user brands and to realize the benefits of increased advertising and promotion spend;

•	risks related to the Company’s substantial indebtedness, potential increases in interest rates or changes in the Company’s credit ratings;

•	the Company’s ability to effectively accelerate its transformation plan and explore and execute its strategic options;

•	the Company’s ability to complete planned acquisitions and divestitures, to integrate Jarden and other acquisitions and unexpected costs or expenses associated with acquisitions or dispositions;

•	changes in the prices of raw materials and sourced products and the Company’s ability to obtain raw materials and sourced products in a timely manner;

•	the risks inherent to the Company’s foreign operations, including currency fluctuations, exchange controls and pricing restrictions;

•	a failure of one of the Company’s key information technology systems or related controls;

•	future events that could adversely affect the value of the Company’s assets and require impairment charges;

•	the impact of United States or foreign regulations on the Company’s operations, including environmental remediation costs;

•	the potential inability to attract, retain and motivate key employees;

•	the resolution of tax contingencies resulting in additional tax liabilities;

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•	product liability, product recalls or related regulatory actions;

•	the Company’s ability to protect its intellectual property rights;

•	significant increases in the funding obligations related to the Company’s pension plans; and

•	other factors listed from time to time in the Company’s filings with the SEC including, but not limited to, the Company’s most recent Annual Report on Form 10-K.

The information contained in this press release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments.

Contacts:

Investors:	Media:
Nancy O’ Donnell	Michael Sinatra
SVP, Investor Relations and Corporate	Director, External
Communications	Communications
+1 (201) 610-6857	+1 (551) 574-8031
nancy.odonnell@newellco.com	michael.sinatra@newellco.com

or	or

Charlie Koons / Mike Verrechia	Joele Frank / Jim Golden / Ed Trissel
Morrow Sodali	Joele Frank, Wilkinson Brimmer Katcher
+1 (212) 300-2473	+1 (212) 355-4449
NWLinfo@morrowsodali.com	ETrissel@joelefrank.com

EXHIBIT B

[CONFIDENTIALITY AGREEMENT]

CONFIDENTIALITY AGREEMENT

NEWELL BRANDS INC.

March 18, 2018

To:	Each of the persons or entities listed on Schedule A (the “Icahn Group” or “you”)

Ladies and Gentlemen:

This letter agreement shall become effective upon the appointment of any Icahn Designee to the Board of Directors (the “Board”) of Newell Brands Inc. (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Director Appointment and Nomination Agreement (the “Nomination Agreement”), dated as of March 18, 2018, among the Company and the Icahn Group. The Company understands and agrees that, subject to the terms of, and in accordance with, this letter agreement, an Icahn Designee may, if and to the extent he or she desires to do so, disclose information he or she obtains while serving as a member of the Board to you and your Representatives (as hereinafter defined), and may discuss such information with any and all such persons, subject to the terms and conditions of this Agreement. As a result, you may receive certain non-public information regarding the Company. You acknowledge that this information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. In consideration for, and as a condition of, the information being furnished to you and your agents, representatives, attorneys, advisors, directors, officers or employees, subject to the restrictions in paragraph 2 (collectively, the “Representatives”), you agree to treat any and all information concerning or relating to the Company or any of its subsidiaries or current or former affiliates that is furnished to you or your Representatives (regardless of the manner in which it is furnished, including in written or electronic format or orally, gathered by visual inspection or otherwise) by any Icahn Designee, or by or on behalf of the Company, together with any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Evaluation Material”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth. For the avoidance of doubt, you also agree that this Agreement shall supersede in all respects the Confidentiality Agreement (the “Prior Confidentiality Agreement”) entered into between us and Icahn Capital LP on March 16, 2018, which such Prior Confidentiality Agreement shall hereafter be terminated and of no force and effect.

1. The term “Evaluation Material” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this letter agreement or any other obligation of confidentiality, (ii) was within your or any of your Representatives’ possession on a non-confidential basis prior to its being furnished to you by any Icahn Designee, or by or on behalf of the Company or its agents, representatives, attorneys, advisors, directors, officers or employees

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(collectively, the “Company Representatives”), or (iii) is received from a source other than any Icahn Designee, the Company or any of the Company Representatives; provided, that in the case of (ii) or (iii) above, the source of such information was not believed by you, after reasonable inquiry, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other person with respect to such information at the time the information was disclosed to you.

2. You and your Representatives will, and you will cause your Representatives to, (a) keep the Evaluation Material strictly confidential and (b) not disclose any of the Evaluation Material in any manner whatsoever without the prior written consent of the Company; provided, however, that you may privately disclose any of such information: (A) to your Representatives (i) who need to know such information for the purpose of advising you on your investment in the Company and (ii) who are informed by you of the confidential nature of such information and agree to be bound by the terms of this Agreement as if they were a party hereto; provided, further, that you will be responsible for any violation of this letter agreement by your Representatives as if they were parties to this letter agreement; and (B) to the Company and the Company Representatives. It is understood and agreed that no Icahn Designee shall disclose to you or your Representatives any Legal Advice (as defined below) that may be included in the Evaluation Material with respect to which such disclosure would constitute waiver of the Company’s attorney client privilege or attorney work product privilege. Notwithstanding the foregoing, upon your request, the Company will enter into an agreement or other document with you that provide for such disclosure of Legal Advice to you in a manner as to preserve attorney client privilege and attorney work product, provided that no Icahn Designee shall not have taken any action, or failed to take any action, that has the purpose or effect of waiving attorney-client privilege or attorney work product privilege with respect to any portion of such Legal Advice and a reputable outside legal counsel of national standing shall have provided the Company with a written opinion that such disclosure will not waive the Company’s attorney client privilege or attorney work product privilege with respect to such Legal Advice. “Legal Advice” as used in this letter agreement shall be solely and exclusively limited to the advice provided by legal counsel and shall not include factual information or the formulation or analysis of business strategy that is not protected by the attorney-client or attorney work product privilege.

3. In the event that you or any of your Representatives are required by applicable subpoena, legal process or other legal requirement to disclose any of the Evaluation Material, you will promptly notify (except where such notice would be legally prohibited) the Company in writing by email, facsimile and certified mail so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at its cost and expense. Nothing herein shall be deemed to prevent you or your Representatives, as the case may be, from honoring a subpoena, legal process or other legal requirement that requires discovery, disclosure or production of the Evaluation Material if (a) you produce or disclose only that portion of the Evaluation Material which your outside legal counsel of national standing advises you in writing is legally required to be so produced or disclosed and you inform the recipient of such Evaluation Material of the existence of this letter agreement and the confidential nature of such Evaluation Material; or (b) the Company consents in writing to having the Evaluation Material produced or disclosed pursuant to the subpoena, legal process or other legal requirement. In no event will you or any of your Representatives oppose action by the Company to obtain a protective order or other relief to

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prevent the disclosure of the Evaluation Material or to obtain reliable assurance that confidential treatment will be afforded the Evaluation Material. For the avoidance of doubt, it is understood that there shall be no “legal requirement” requiring you to disclose any Evaluation Material solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other voluntary transactions with respect to the Common Shares of the Company or otherwise proposing or making an offer to do any of the foregoing, or you would be unable to file any proxy or other solicitation materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder.

4. You acknowledge that (a) none of the Company or any of the Company Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Evaluation Material, and (b) none of the Company or any of the Company Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. You and your Representatives (or anyone acting on your or their behalf) shall not directly or indirectly initiate contact or communication with any executive or employee of the Company other than the Chief Executive Officer, President, Chief Financial Officer, Chief Legal and Administrative Officer, and/or such other persons approved in writing by the foregoing or the Board concerning Evaluation Material, or to seek any information in connection therewith from any such person other than the foregoing, without the prior consent of the Company; provided, however, the restriction in this sentence shall not in any way apply to any Icahn Designee acting in his or her capacity as a Board member (nor shall it apply to any other Board members).

5. All Evaluation Material shall remain the property of the Company. Neither you nor any of your Representatives shall by virtue of any disclosure of and/or your use of any Evaluation Material acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. At any time after the date on which no Icahn Designee is a director of the Company, upon the request of the Company for any reason, you will promptly return to the Company or destroy all hard copies of the Evaluation Material and use commercially reasonable efforts to permanently erase or delete all electronic copies of the Evaluation Material in your or any of your Representatives’ possession or control (and, upon the request of the Company, shall promptly certify to the Company that such Evaluation Material has been erased or deleted, as the case may be). Notwithstanding the return or erasure or deletion of Evaluation Material, you and your Representatives will continue to be bound by the obligations contained herein for as long as any Evaluation Material is retained by you or your Representatives.

6. You acknowledge, and will advise your Representatives, that the Evaluation Material may constitute material non-public information under applicable federal and state securities laws, and that you shall not, and you shall use your commercially reasonable efforts to ensure that neither you nor your Representatives, do not, trade or engage in any derivative or other transaction, on the basis of such information in violation of such laws.

7. You hereby represent and warrant to the Company that (i) you have all requisite company power and authority to execute and deliver this letter agreement and to perform your obligations hereunder, (ii) this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms,

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(iii) this letter agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting you, and (iv) your entry into this letter agreement does not require approval by any owners or holders of any equity or other interest in you (except as has already been obtained).

8. Any waiver by the Company of a breach of any provision of this letter agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this letter agreement. The failure of the Company to insist upon strict adherence to any term of this letter agreement on one or more occasions shall not be considered a waiver or deprive the Company of the right thereafter to insist upon strict adherence to that term or any other term of this letter agreement.

9. You acknowledge and agree that the value of the Evaluation Material to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. You further acknowledge and agree that in the event of an actual or threatened violation of this letter agreement, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, you acknowledge and agree that, in addition to any and all other remedies which may be available to the Company at law or equity, the Company shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware. In the event that any action shall be brought in equity to enforce the provisions of this letter agreement, you shall not allege, and you hereby waive the defense, that there is an adequate remedy at law.

10. Each of the parties (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this letter agreement or the transactions contemplated by this letter agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this letter agreement or the transactions contemplated by this letter agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (e) irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS LETTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

11. This letter agreement and the Nomination and Standstill Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior or contemporaneous agreements or understandings, whether written or oral. This letter agreement may be amended only by an agreement in writing executed by the parties hereto.

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13. All notices, consents, requests, instructions, approvals and other communications provided for in this letter agreement and all legal process in regard to this letter agreement shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:

Newell Brands Inc.

221 River Street

Hoboken, NJ 07030

Email: Bradford.Turner@newellco.com

Attention: Bradford Turner, Chief Legal and

Administrative Officer

With copies to (which shall not constitute notice):

Jones Day

1420 Peachtree Street

Atlanta, Georgia 30309

Email: lthomas@jonesday.com

Attention: Lizanne Thomas

if to the Icahn Group:

Icahn Associates Corp.

767 Fifth Avenue, 47th Floor

New York, New York 10153

Attention: Keith Cozza

Email: KCozza@sfire.com

With a copy to (which shall not constitute notice):

Icahn Associates Corp.

767 Fifth Avenue, 47th Floor

New York, New York 10153

Attention: Louie Pastor

Email: LPastor@sfire.com

14. If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.

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15. This letter agreement may be executed (including by facsimile or PDF) in two or more counterparts which together shall constitute a single agreement.

16. This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company. This letter agreement, however, shall be binding on successors of the parties to this letter agreement.

17. The Icahn Group shall cause any Replacement for an Icahn Designee appointed to the Board pursuant to the Nomination Agreement to execute a copy of this letter agreement.

18. This letter agreement shall expire two (2) years from the date on which no Icahn Designee remains a director of the Company; except that you shall maintain in accordance with the confidentiality obligations set forth herein any Evaluation Material (i) constituting trade secrets for such longer time as such information constitutes a trade secret of the Company as defined under 18 U.S.C. § 1839(3) and (ii) retained pursuant to Section 5.

19. No licenses or rights under any patent, copyright, trademark, or trade secret are granted or are to be implied by this letter agreement.

20. Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this letter agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this agreement shall be decided without regards to events of drafting or preparation. The term “including” shall in all instances be deemed to mean “including without limitation.”

[Signature Pages Follow]

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Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

Very truly yours,

NEWELL BRANDS INC.

By:
Name:
Title:

[Signature Page to the Confidentiality Agreement between Newell Brands Inc. and the Icahn Group]

Accepted and agreed as of the date first written above:

CARL C. ICAHN

Carl C. Icahn

BRETT ICAHN

Brett Icahn

COURTNEY MATHER

Courtney Mather

ANDREW LANGHAM

Andrew Langham

HIGH RIVER LIMITED PARTNERSHIP
By:	Hopper Investments LLC, its general partner
By:	Barberry Corp., its sole member

By:
Name:	Keith Cozza
Title:	Secretary; Treasurer

HOPPER INVESTMENTS LLC
By:	Barberry Corp., its sole member

By:
Name:	Keith Cozza
Title:	Secretary; Treasurer

[Signature Page to the Confidentiality Agreement between Newell Brands Inc. and the Icahn Group]

BARBERRY CORP.

By:
Name:	Keith Cozza
Title:	Secretary; Treasurer

ICAHN PARTNERS LP

By:
Name:	Keith Cozza
Title:	Chief Operating Officer

ICAHN PARTNERS MASTER FUND LP

By:
Name:	Keith Cozza
Title:	President; and Chief Executive Officer

ICAHN ENTERPRISES G.P. INC.

By:
Name:	Keith Cozza
Title:	President; and Chief Exeuctive Officer

ICAHN ENTERPRISES HOLDINGS L.P.
By:	Icahn Enterprises G.P. Inc., its general partner

By:
Name:	Keith Cozza
Title:	President; and Chief Exeuctive Officer

IPH GP LLC

By:
Name:	Keith Cozza
Title:	Chief Operating Officer

ICAHN CAPITAL LP

By:
Name:	Keith Cozza
Title:	Chief Operating Officer

[Signature Page to the Confidentiality Agreement between Newell Brands Inc. and the Icahn Group]

ICAHN ONSHORE LP

By:
Name:	Keith Cozza
Title:	Chief Operating Officer

ICAHN OFFSHORE LP

By:
Name:	Keith Cozza
Title:	Chief Operating Officer

BECKTON CORP

By:
Name:	Keith Cozza
Title:	Secretary; Treasurer

[Signature Page to the Confidentiality Agreement between Newell Brands Inc. and the Icahn Group]

SCHEDULE A

Barberry Corp.

Beckton Corp.

Icahn Capital LP

Icahn Enterprises Holdings L.P.

Icahn Enterprises G.P. Inc.

Icahn Offshore LP

Icahn Onshore LP

Icahn Partners LP

Icahn Partners Master Fund LP

IPH GP LLC

Icahn Capital LP

High River Limited Partnership

Hopper Investments LLC

CARL C. ICAHN

BRETT ICAHN

COURTNEY MATHER

ANDREW LANGHAM